(d)(1)(D)(i)

July 1, 2011

Mr. Todd Modic
Directed Services LLC
1475 Dunwoody Drive
West Chester, PA 19380

Dear Mr. Modic:

          Pursuant to the Amended and Restated Investment Management Agreement dated April 29, 2005, as amended and restated, between ING Investors Trust and Directed Services LLC (the “Agreement”), we hereby notify you of our intention to retain you as Manager to render investment advisory services to ING Clarion Real Estate Portfolio (the “Portfolio”), effective on July 1, 2011.

          Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolio to the Amended Schedule A of the Agreement. The Amended Schedule A, which indicates the annual investment management fee for the Portfolio, is attached hereto.

          The Amended Schedule A has also been updated 1) to reflect the name changes for ING Marsico International Opportunities Portfolio to ING T.Rowe Price International Stock Portfolio, and ING Pioneer Equity Income Portfolio to ING Large Cap Value Portfolio, and 2) by the removal of ING Morgan Stanley Global Tactical Asset Allocation Portfolio because this series recently merged into another fund and dissolved.

          Please signify your acceptance to act as Manager under the Agreement with respect to the Portfolio by signing below.

Very sincerely,

/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
ING Investors Trust

ACCEPTED AND AGREED TO:
Directed Services LLC

By:	/s/ Todd Modic
Name:	Todd Modic
Title:	Vice President, Duly Authorized

7337 E. Doubletree Ranch Rd.	Tel: 480-477-3000	ING Investors Trust
Suite 100	Fax: 480-477-2700
Scottsdale, AZ 85258-2034	www.ingfunds.com

AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED
INVESTMENT MANAGEMENT AGREEMENT

between

ING INVESTORS TRUST

and

DIRECTED SERVICES LLC

Series	Effective Date	Annual Investment Management Fee
(as a percentage of average daily net assets)
ING American Funds World Allocation Portfolio	September 15, 2008	0.10% on all assets

ING BlackRock Inflation Protected Bond Portfolio		0.450% on first $200 million;
0.400% on next $800 million; and
0.300% on assets over $1 billion

ING Clarion Real Estate Portfolio	July 1, 2011	0.75% on first $200 million;
0.70% on next $550 million; and
0.65% on assets over $750 million

ING DFA Global Allocation Portfolio	April 30, 2010	0.25% on all assets

ING DFA World Equity Portfolio	April 30, 2010	0.25% on all assets

ING Franklin Income Portfolio		0.65% on the first $500 million; and
0.60% on assets over $500 million

ING Franklin Templeton Founding Strategy Portfolio		0.00%

ING Goldman Sachs Commodity Strategy Portfolio	April 28, 2008	0.70% on the first $1 billion; and
0.65% on assets over $1 billion

Series	Effective Date	Annual Investment Management Fee
(as a percentage of average daily net assets)
ING Large Cap Growth Portfolio (formerly, ING Wells Fargo Omega Growth Portfolio)	November 2, 2010	0.55% on all assets

ING Large Cap Value Portfolio (formerly, ING Pioneer		0.65% on first $500 million; and
Equity Income Portfolio)		0.60% on assets over $500 million

ING MFS Utilities Portfolio		0.600% on first $1 billion of assets;
0.550% on next $500 million of
assets;
0.500% on next $1 billion of assets;
0.470% on next $1 billion of assets;
0.450% on next $1 billion of assets;
0.440% on next $1 billion of assets;
and
0.430% thereafter

ING Retirement Conservative Portfolio[1]	August 12, 2009	If the Portfolio invests in
ING Retirement Growth Portfolio[1]		Underlying Funds within the ING
ING Retirement Moderate Growth Portfolio[1]		Fund Complex:
ING Retirement Moderate Portfolio[1]
0.14%

If the Portfolio invests in
Underlying Funds outside the ING
Fund Complex and/or Direct
Investments:

0.24%

ING T.Rowe Price International Stock Portfolio		0.540% on first $4 billion; and
(formerly, ING Marsico International Opportunities		0.530% thereafter
Portfolio)

[1]	“Direct Investments” shall mean assets which are not shares of open-end investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”). “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act.
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